As filed with the Securities and Exchange Commission on April 16, 2020.

Registration No. 333-236302

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	2879	20-2079805
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

(928) 779-4143

(Address, including zip code and telephone number, including area code, of registrant’s principal place of business)

Kenneth Siegel

Chief Executive Officer

SenesTech, Inc.

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

(928) 779-4143

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Chris Hall Kara Tatman Perkins Coie LLP 1120 NW Couch Street, 10th Floor Portland, Oregon 97209 (503) 727-2000	Jeffrey J. Fessler, Esq. Nazia Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza, 39th Floor New York, New York 10112 Tel: (212) 653-8700 Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A Units consisting of:	$8,000,000	$1,038.40
(i) Common Stock, par value $0.001 (2)
(ii) Warrants to purchase shares of Common Stock (3)	—	—
Class B Units consisting of:
(i) Pre-funded Warrants to purchase Common Stock
(ii) Warrants to purchase shares of Common Stock (3)	—	—
Placement Agent Warrants to purchase Common Stock (4)	—	—
Common Stock issuable upon exercise of Pre-funded Warrants to purchase Common Stock (2)
Common Stock issuable upon exercise of Warrants to purchase Common Stock included in the Class A Units and Class B Units (2)	$8,000,000	$1,038.40
Common Stock issuable upon exercise of Placement Agent Warrants to purchase Common Stock (2)	$750,000	$97.35
Total (5)	$16,750,000	$2,174.15	(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may, from time to time, become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	The proposed maximum aggregate offering price of the Class A Units will be reduced on a dollar-for-dollar basis based on the offering price of any Class B Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Class B Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Units sold in the offering.

(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to SenesTech, Inc.’s (the “Company’s”) Registration Statement on Form S-1 (File No. 333-236302) (as amended, the “Registration Statement”), as declared effective by the Securities and Exchange Commission (the “SEC”) on February 14, 2020, is being filed to (i) update information as of March 13, 2020 contained in the Registration Statement to as of April 15, 2020, and (ii) update certain other information in the Registration Statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2020

PRELIMINARY PROSPECTUS

SenesTech, Inc.

Up to 2,253,521 Class A Units consisting of Common Stock and Warrants or

Up to 2,253,521 Class B Units consisting of Pre-Funded Warrants and Warrants (or some combination of Class A Units and Class B Units)

(Up to 2,253,521 shares of Common Stock Underlying the Pre-Funded Warrants) and

(Up to 2,253,521 shares of Common Stock Underlying the Warrants)

We are offering in a best-efforts offering up to 2,253,521 Class A Units with each Class A Unit consisting of one share of our common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of our Common Stock at an exercise price of $       per share (the “Warrant”). The Class A Units will not be certificated and the share of Common Stock and the Warrant comprising such unit are immediately separable and will be issued separately in this offering.

We are also offering to those purchasers, whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering, the opportunity to purchase, in lieu of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) or otherwise at such purchaser’s election, Class B Units, with each Class B Unit consisting of one pre-funded warrant to purchase one share of our Common Stock (the “Pre-Funded Warrant”) and one Warrant to purchase one share of Common Stock. The purchase price for each Class B Unit would equal the public offering price per Class A Unit in this offering less the $         per share exercise price of the Pre-Funded Warrant included in the Class B Unit, and the exercise price of each Pre-Funded Warrant would equal $        per share. We are also offering the shares of Common Stock that are issuable from time to time upon exercise of the Pre-Funded Warrants being offered by this prospectus. The Class B Units will not be certificated and the Pre-Funded Warrants and the Warrants comprising such unit are immediately separable and will be issued separately in this offering. Each purchase of Class B Units in this offering will reduce the number of Class A Units in this offering on a one-for-one basis.

The Warrants contained in the Class A and the Class B Units (collectively, the “Units”) will be exercisable immediately and will expire five years from the date of issuance.

Assuming we sell all $8,000,000 of Class A Units (and no Class B Units) being offered in this offering at an assumed public offering price of $3.55 per Class A Unit, the last reported sale price of Common Stock on The Nasdaq Capital Market on April 15, 2020, we would issue in this offering an aggregate of 2,253,521 shares of our Common Stock and Warrants to purchase 2,253,521 shares of our Common Stock. There is no minimum number of Class A Units or Class B Units or aggregate amount of proceeds for this offering to close.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.” On April 15, 2020, the last reported sale price for our Common Stock on The Nasdaq Capital Market was $3.55 per share. The public offering price per Class A Unit or Class B Unit, as the case may be, will be determined between us, the placement agent and the investors based on the closing price of our Common Stock prior to pricing and market conditions at the time of pricing, among other things, and may be at a discount to the current market price of our Common Stock or the assumed public offering price used in this prospectus. Therefore, the recent market price of Common Stock used throughout this prospectus may not be indicative of the final offering price of the Class A or Class B Units. There is no public trading market for the Pre-Funded Warrants or Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants or Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants and Warrants will be limited.

This prospectus including such information that is incorporated by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. Please read “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 5 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Unit	Per Class B Unit	Total
Public offering price	$	$	$
Placement agent’s fees(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	In addition, we have agreed to reimburse the placement agent certain offering-related expenses, including a management fee of 1% of the gross proceeds raised in this offering, and to issue the placement agent or its designees warrants to purchase a number of shares of Common Stock equal to 7.5% of the number of the number of shares of Common Stock and Pre-Funded Warrants sold in this offering. See “Plan of Distribution” beginning on page 25 of this prospectus for a description of compensation payable to the placement agent.

One or more of our directors and executive officers have indicated interest in participating in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

Delivery of the securities is expected on or about                  , 2020, subject to satisfaction of certain conditions.

H.C. Wainwright & Co.

The date of this prospectus is                      , 2020

You should read this prospectus and the information incorporated by reference in this prospectus before making an investment in the securities of SenesTech, Inc. Please read “Where You Can Find Additional Information” for more information. We have not authorized anyone to provide you with any information or to make any representation, other than those contained in this prospectus and the documents incorporated by reference or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only in circumstances and in jurisdictions where it is lawful to so do. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of its date, or the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

On February 4, 2020, we amended our amended and restated certificate of incorporation to effect a 1-for-20 reverse split of our issued and outstanding shares of our Common Stock. All share and per share data in this prospectus gives effect to the reverse stock split. Documents incorporated by reference into this prospectus that were filed prior to February 4, 2020, do not give effect to the reverse stock split.

i

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes, Unless the context requires otherwise, references in this prospectus to “Registrant,” “SenesTech,” “Company,” “we,” “us” and “our” refer to SenesTech, Inc.

Overview

We have developed and are seeking to commercialize a global, proprietary technology for managing animal pest populations, initially rat populations, through fertility control. Although there are myriad tools available to control rat populations, most rely on some form of lethal method to achieve effectiveness. Each of these solutions is inherently limited by rat species’ resilience and survival mechanisms as well as their extraordinary rate of reproduction. ContraPest®, our initial product, is unique in the pest control industry in attacking the reproductive systems of both male and female rats, resulting in a sustained reduction of the rat population.

Rats have plagued humanity throughout history. They pose significant threats to the health and food security of many communities. In addition, rodents cause significant product loss and damage through consumption and contamination. Rats also cause significant damage to critical infrastructure by burrowing beneath foundations and gnawing on electrical wiring, insulation, fire proofing systems, electronics and computer equipment.

The most prevalent solution to rat infestations is the use of increasingly powerful rodenticides. Although these solutions provide short term results, there are growing concerns about secondary exposure and bioaccumulation of rodenticides in the environment, as well as concerns about rodenticides that have no antidotes. The pest management industry and Pest Management Professionals (PMPs) are being asked for new solutions that are both effective and less toxic. Our goal is to provide customers with not only a solution to combat their most difficult rat problems, but also offer a non-lethal option to serve customers that are looking to decrease or remove the amount of rodenticide used in their pest control programs.

ContraPest is a liquid bait containing the active ingredients 4-vinylcyclohexene diepoxide (VCD) and triptolide. ContraPest limits reproduction of male and female rats beginning with the first breeding cycle following consumption. ContraPest is being marketed for use in controlling Norway and roof rat populations.

SenesTech began the registration process with the United States Environmental Protection Agency (EPA) for ContraPest on August 23, 2015. On August 2, 2016, the EPA granted an unconditional registration for ContraPest as a Restricted Use Product (RUP), due to the need for applicator expertise for deployment. On October 18, 2018, the EPA approved the removal of the RUP designation. We believe ContraPest is the first and only non-lethal, fertility control product approved by the EPA for the management of rat populations.

In addition to the EPA registration, ContraPest must obtain registration from the various state regulatory agencies prior to selling in each state. We have received registration for ContraPest in all 50 states and the District of Columbia, 47 of which have approved the removal of the RUP designation.

We expect to continue to pursue regulatory approvals and amendments to the existing U.S. registration for ContraPest, and if ContraPest begins to generate sufficient revenue, regulatory approvals for additional jurisdictions beyond the United States. The Company also continues to research and develop enhancements to ContraPest that align with our target verticals and other potential fertility control options for additional species.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Recent Developments

On March 6, 2020, we announced the closing of a registered direct offering of an aggregate of 176,372 shares of our Common Stock at a purchase price of $3.005 per share for aggregate gross proceeds of approximately $0.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. Pursuant to the purchase agreement for the registered direct offering, in a concurrent private placement, we also issued and sold warrants exercisable for an aggregate of up to 176,372 shares of our Common Stock with an exercise price of $2.88 per share. The warrants are immediately exercisable and will expire five and one-half years following the date of issuance, subject to customary adjustment as set forth in the warrants. In connection with the offering, we issued the placement agent five-year warrants to purchase up to 13,228 shares of our Common Stock at an exercise price of $3.7563 per share.

On January 28, 2020, we announced the closing of a registered direct offering of an aggregate of 177,500 shares of our Common Stock at a purchase price of $8.00 per share for aggregate gross proceeds of approximately $1.42 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. Pursuant to the purchase agreement for the registered direct offering, in a concurrent private placement, we also issued and sold warrants exercisable for an aggregate of up to 3,550,000 shares of our Common Stock with an exercise price of $0.45 per share. The warrants will be exercisable commencing six months following the date of issuance and will expire five and one-half years following the date of issuance, subject to customary adjustment as set forth in the warrants. In connection with the offering, we issued the placement agent five-year warrants to purchase up to 266,250 shares of our Common Stock at an exercise price of $0.50 per share.

Corporate and Other Information

We were incorporated in Nevada in July 2004 and reincorporated in Delaware in November 2015. Our principal executive offices are located at 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and therefore we have elected to comply with certain reduced disclosure and regulatory requirements for this prospectus and future filings, including only presenting two years of audited financial statements and related financial information, not having our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and not holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reduced requirements until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Under Section 107(b) of the JOBS Act, “emerging growth companies” may take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

THE OFFERING

Class A Units offered by us in this offering:

We are offering up to 2,253,521 Class A Units and Class B Units. Each Class A Unit consists of one share of our Common Stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase one share of our Common Stock (the “Warrant”). The Class A Units will not be certificated and the shares of Common Stock and Warrants comprising of such unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of shares of our Common Stock issuable upon the exercise of the Warrants included in the Class A Units.

Assuming we sell all $8,000,000 of Class A Units (and no Class B Units) being offered in this offering at an assumed public offering price of $3.55 per Class A Unit, the last reported closing price of our Common Stock on The Nasdaq Capital Market on April 15, 2020, we would issue in this offering an aggregate of 2,253,521 shares of our Common Stock and Warrants to purchase 2,253,521 shares of our Common Stock. There is no minimum number of Class A Units or Class B Units or aggregate amount of proceeds for this offering to close.

Class B Units offered by us in this offering:

We are also offering to those purchasers, whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering, the opportunity to purchase, in lieu of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering or otherwise at such purchaser’s election, Class B Units. Each Class B Unit consists of one pre-funded warrant (“Pre-Funded Warrant”) to purchase one share of our Common Stock and one Warrant to purchase one share of our Common Stock. The purchase price for each Class B Unit would equal the per unit public offering price for the Class A Units in this offering less the $             per share exercise price of the Pre-Funded Warrant included in the Class B Unit, and the exercise price of each Pre-Funded Warrant would equal $             per share. For each Class B Unit we sell, the number of Class A Units we are offering will be decreased on a one-for-one basis.

The Class B Units will not be certificated and the Pre-Funded Warrant and Warrants included in such unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of shares of our Common Stock issuable upon exercise of the Warrants and the Pre-Funded Warrant included in the Class B Units.

Warrants:	Each Warrant (other than the Pre-Funded Warrant) included in the Class A Units and Class B Units (collectively, the “Units”) will have an exercise price equal to $ , will be exercisable upon issuance, and will expire five years from the date of issuance.

Common stock to be outstanding after this offering:	4,073,502 shares of Common Stock.

Use of proceeds:

Assuming we sell all $8,000,000 of Class A Units (and no Class B Units) being offered in this offering at an assumed public offering price of $3.55 per Class A Unit, the last reported closing price of our Common Stock on The Nasdaq Capital Market on April 15, 2020, we estimate that we will receive net proceeds from the initial sale of Units in this offering of approximately $7,055,000 after deducting the placement agent fees and estimated offering expenses payable by us. We intend the net proceeds from this offering to be used for working capital and general corporate purposes, including our commercialization efforts of ContraPest. See “Use of Proceeds.”

Insider Participation:	One or more of our directors and executive officers have indicated interest in participating in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

Risk factors:	An investment in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Market and Trading Symbol:

Our shares of Common Stock are traded on The Nasdaq Capital Market under the symbol “SNES.”

The Units will not be certificated and the securities included in such units are immediately separable and will be issued separately in this offering. There is no established trading market for the Pre-Funded Warrants or Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants or Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants and Warrants will be extremely limited.

The number of shares of Common Stock outstanding after the offering is based on 1,819,981 shares of Common Stock outstanding as of April 15, 2020, and excludes as of such date:

●	136,239 shares of Common Stock issuable upon the exercise of stock options at a weighted average exercise price of $27.90 per share;

●	3,877 shares of Common Stock issuable upon the vesting of restricted stock units;

●	812,963 shares of Common Stock issuable upon the exercise of outstanding Common Stock warrants at a weighted-average exercise price of $13.46 per share (see “Description of Capital Stock — Outstanding Warrants”); and

●	49,289 shares of Common Stock available for future issuance under our 2018 Equity Incentive Plan (the “2018 Plan”).

Unless otherwise indicated, all information contained in this prospectus assumes (i) no exercises by the placement agent of its option to purchase additional securities and (ii) no sale of any Class B Units.

RISK FACTORS

Investing in our securities involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus. These risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

Risks Relating to this Offering

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of shares of our securities in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

Even if this offering is successful, we will need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all, and may be at terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of Common Stock and our business.

We may require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of Common Stock and the voting power of shares of Common Stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

You will experience immediate and substantial dilution in the net tangible book value per share of Common Stock included in the Units or issuable upon exercise of the Pre-Funded Warrants in this offering.

Since the effective price per share of Common Stock included in the Units or issuable upon exercise of the Pre-Funded Warrants being offered is substantially higher than the net tangible book deficit per share of Common Stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of Common Stock included in the Units or issuable upon the exercise of the Pre-Funded Warrants issued in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Units in this offering. To the extent outstanding stock options or warrants to purchase Common Stock are exercised, there will be further dilution to new investors.

There is no public market for the Warrants or the Pre-Funded Warrants.

There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

The Warrants and the Pre-Funded Warrants in this offering are speculative in nature.

Neither the Warrants nor the Pre-Funded Warrants in this offering confer any rights of Common Stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price, as the case maybe. In addition, following this offering, the market value of the Warrants and the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants or the Pre-Funded Warrants will equal or exceed their imputed offering price. Neither the Warrants nor the Pre-Funded Warrants will be listed or quoted for trading on any market or exchange.

Holders of the Pre-Funded Warrants or Warrants will not have rights of holders of our Common Stock until such Pre-Funded Warrants or Warrants are exercised.

Until holders of Pre-Funded Warrants or Warrants acquire shares of our Common Stock upon exercise of the Pre-Funded Warrants or upon exercise of the Warrants, holders of Pre-Funded Warrants or Warrants will have no rights with respect to the shares of our Common Stock underlying such securities. Upon exercise of the Pre-Funded Warrants or exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of our Common Stock only as to matters for which the record date occurs after the exercise.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

Other Risks

Our business could be adversely affected by the coronavirus or other pathogens, or similar crises.

Our business could be adversely affected by the recent outbreak of coronavirus in and across the United States and world. In addition, our results and financial condition may be adversely affected by pending or possible federal or state legislation (or other similar laws, regulations, orders or other governmental or regulatory actions) that, if adopted, would impose restrictions on our ability to operate our business. For example, our sales and technical field force has been restricted from traveling. While we have implemented cautionary procedures at our manufacturing facility, there may be disruptions to our ability to manufacture due to “stay at home” orders or additional workplace controls. Our customers may be less inclined or unable to purchase our products due to restrictions under which they may be operating. If financial markets continue to tighten, we may have more limited ability to raise necessary financing. Finally, we source some of our critical raw materials from Asia, and the coronavirus has caused supply chain disruptions. Even if the coronavirus pandemic passes, another crisis with similar effects could develop and harm our business, financial results and liquidity.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements,” which include information relating to future events or future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements can often be identified by words such as: “expect,” “believe,” “estimate,” “plan,” “strategy,” “future,” “potential,” “continue,” “may,” “should,” “will,” and similar references to future periods. Examples include, among others, statements about:

●	Our commercialization and promotion strategy and plans, including key elements to our business strategy, how we commercialize, our sales approach, our areas and markets of focus, our pricing strategy, our strategic relationships and which geographic markets we target;

●	The potential market opportunities for commercializing our product candidates and the role we expect ContraPest to hold within the market;

●	Our seeking, obtaining or maintaining regulatory approvals for our product candidates;

●	The anticipated results and effects of our products, including those indicated in studies;

●	Our expectations regarding the potential market size for our products and how the market may develop;

●	Our estimates or expectations related to our revenue, cash flow, expenses, capital requirements and need for additional financing;

●	Our ability to improve our cost structure and gross margins, and limit our cash burn;

●	Our plans for our business, including for research and development;

●	Our ability to enter into strategic arrangements and to achieve the expected results from such arrangements;

●	The initiation, timing, progress and results of field studies and other studies and trials and our research and development programs;

●	Our ability to develop and manufacture our products candidates to meet demand and in a commercially efficient manner;

●	The scope of protection we are able to obtain and maintain for our intellectual property rights covering our product candidates;

●	Our financial performance, including our ability to fund operations;

●	Developments and projections relating to our projects, competitors and our industry;

●	Our expectation regarding our ability to sell our products at commercially reasonable values;

●	Our beliefs and expectations related to pending litigation;

●	Our expectations related to the use of proceeds from this offering;
●	Other risks and uncertainties, including those described or incorporated by reference under the caption “Risk Factors” in this Registration Statement.

Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are only predictions, based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Forward-looking statements are subject to known and unknown risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual events and results may differ materially. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus or documents incorporated by reference herein is based only on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $7,055,000 from the initial sale of the Units in this offering, based on an assumed public offering price of $3.55 per Class A Unit and assuming the sale of 2,253,521 Class A Units and no sale of Class B Units in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us. If all of the Warrants sold in this offering were to be exercised in cash at an assumed exercise price of $              per share of Common Stock, we would receive additional net proceeds of approximately $                million. However, the Warrants contain a cashless exercise provision that permits exercise of the warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares of Common Stock. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

We intend the net proceeds from this offering to be used for working capital and general corporate purposes, including our commercialization efforts of ContraPest. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

Each $0.25 increase (decrease) in the assumed public offering price of $3.55 per Class A Unit would increase (decrease) the net proceeds to us from this offering, after deducting the placement agent fees and estimated offering expenses payable by us, by approximately $515,000, assuming we sell all 2,253,521 Class A Units (and no Class B Units), as set forth on the cover page of this prospectus.

We may also increase (decrease) the number of Units we are offering, as set forth on the cover page of this prospectus. An increase (decrease) of 50,000 Units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the placement agent fees and estimated offering expenses payable by us, by approximately $162,000, assuming the public offering price stays the same and assuming no sale of any Class B Units.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019 on an as-adjusted basis to give effect to the issuance and sale of 2,253,521 Class A Units in this offering at an assumed public offering price of $3.55 per Class A Unit, the last reported sale price of Common Stock on The Nasdaq Capital Market on April 15, 2020, after deducting placement agent fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale, and assuming no sale of any Class B Units in this offering.

You should read the information in this table together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes incorporated by reference in this prospectus.

	As of December 31, 2019
	Actual	As-Adjusted
	(in thousands)
Cash and cash equivalents	$1,936	$8,991
Other long-term liabilities	831	831
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 authorized, 0 issued and outstanding (as adjusted) at December 31, 2019	-	-
Common stock, $0.001 par value; 100,000,000 authorized, 1,414,658 issued and outstanding (as adjusted) at December 31, 2019	1	5
Total shareholders’ equity	2,567	9,622
Total capitalization	$3,399	$10,458

Each $0.25 increase (decrease) in the assumed public offering price of $3.55 per Class A Unit would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization on an as adjusted basis by approximately $515,000, assuming no sale of any Class B Units in this offering. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing table and calculations as of December 31, 2019 exclude as of that date the following:

●	136,489 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $27.84 per share;

●	5,877 shares of Common Stock issuable upon the vesting of restricted stock units;

●	489,176 shares of Common Stock issuable upon the exercise of outstanding Common Stock warrants at a weighted-average exercise price of $24.28 per share (see “Description of Capital Stock — Outstanding Warrants”); and

●	33,758 shares of Common Stock available for future issuance under the 2018 Plan.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the effective public offering price per share of Common Stock included in the Class A Units or issuable upon the exercise of the Pre-Funded Warrants included in the Class B Units being offered and the pro forma as adjusted net tangible book value per share of Common Stock after this offering.

As of December 31, 2019, our historical net tangible book value was $1.9 million or $0.05 per share, or approximately $1.43 per share of Common Stock after giving effect to the reverse stock split, based upon 1,304,045 weighted average shares outstanding as of December 31, 2019. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total weighted average number of shares of Common Stock outstanding as of December 31, 2019.

Our pro forma net tangible book value as of December 31, 2019 was $3.5 million, or $2.11 per share of Common Stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to 177,500 shares of Common Stock at a price of $8.00 per share in January 2020 and 176,372 shares of Common Stock at a price of $3.005 per share in March 2020.

Assuming that we sell 2,253,521 Class A Units (and no Class B Units) at an assumed offering price of $3.55 per Class A Unit and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma net tangible book value at December 31, 2019 would have been approximately $10.6 million or $2.70 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.59 per share to our existing stockholders, and an immediate dilution of $0.85 per share to investors purchasing securities in this offering.

The following table illustrates the per share dilution to investors purchasing securities in this offering.

Assumed public offering price per Class A Unit		$3.55

Pro forma net tangible book value (deficit) per share as of December 31, 2019	$2.11

Increase in pro forma as adjusted net tangible book value per share attributable to this offering	$0.59

Pro forma as adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering		$2.70

Dilution per share to investors purchasing Class A Units in this offering		$0.85

Each $0.25 increase (decrease) in the assumed public offering price of $3.55 per Class A Unit would result in an increase (decrease) in our pro forma as adjusted net tangible book value of approximately $515,000 or approximately $0.23 per share, and would result in an increase (decrease) in the dilution to new investors of approximately $0.25 per share, assuming we sell all 2,253,521 Class A Units and no sale of any Class B Units in this offering, after deducting the placement agent fees and estimated offering expenses payable by us. An increase of 50,000 in the assumed number of Class A Units sold by us in this offering would result in an increase in our pro forma as adjusted net tangible book value of approximately $162,000 and would not change in dilution per share to new investors, assuming that the assumed public offering price remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. A decrease of 50,000 in the assumed number of Class A Units sold by us in this offering would result in a decrease in our pro forma as adjusted net tangible book value of approximately $162,000 and would not change in dilution per share to new investors, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing tables and calculations as of December 31, 2019 exclude as of that date the following:

●	136,489 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $27.84 per share;

●	5,877 shares of Common Stock issuable upon the vesting of restricted stock units;

●	489,176 shares of Common Stock issuable upon the exercise of outstanding Common Stock warrants at a weighted-average exercise price of $24.28 per share (see “Description of Capital Stock — Outstanding Warrants”); and

●	33,758 shares of Common Stock available for future issuance under the 2018 Plan.

To the extent that any outstanding Common Stock options and Common Stock warrants are exercised or there are additional issuances of Common Stock options, Common Stock warrants or shares of our Common Stock in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 2,253,521 Class A Units and Class B Units. Each Class A Unit consists of one share of our Common Stock and a Warrant to purchase one share of our Common Stock. Each Class B Unit consists of one Pre-Funded Warrant to purchase one share of our Common Stock and a Warrant to purchase one share of our Common Stock. The Class A Units and the Class B Units will not be certificated. The shares of Common Stock or the Pre-Funded Warrant, as the case may be, and Warrants included in the Units are immediately separable and will be issued separately in this offering. Each purchase of Class B Units in this offering will reduce the number of Class A Units in this offering on a one-for-one basis. We are also registering the shares of our Common Stock included in Class A Units and issuable upon exercise of the Pre-Funded Warrant and the Warrants offered hereby.

Common Stock

The material terms and provisions of our Common Stock are described herein under the caption "Description of Capital Stock."

Pre-Funded Warrants and Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants and the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants and the Warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants and form of Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants and the Warrants. This description is subject to and qualified entirely by the terms of the forms of Pre-Funded Warrants and the Warrants filed as an exhibit to the registration statement of which this prospectus is a part.

Pre-Funded Warrants

The term “pre-funded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid upon exercise of the Pre-Funded Warrants, $        per share (based on an assumed public offering price of $3.55 per Class A Unit), except for a nominal remaining exercise price of $        per share. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or, at the election of the purchaser, 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will be immediately exercisable on the date of issuance and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants will have an exercise price of $        per share.

Adjustment.   For so long as the Pre-Funded Warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to adjustment as follows: (a) upon payment of a stock dividend or other distribution on a class or series of shares Common Stock, not including shares issued under the Pre-Funded Warrants; (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock; (c) upon the issuance of any shares of capital stock by reclassification of shares of the Common Stock.

Rights upon Distribution of Assets.   In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the Pre-Funded Warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the Pre-Funded Warrant.

Fundamental Transaction.   In the event of a Fundamental Transaction, as described in the Pre-Funded Warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets; our consolidation or merger with or into another person; a recapitalization, reorganization or reclassification in which our Common Stock is converted into other securities, cash or property; or any acquisition of our outstanding Common Stock that results in any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Common Stock, then the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such Fundamental Transaction.

Purchase Right.   Any time that the Company grants, issues, or sells any Common Stock Equivalents (as defined in the Pre-Funded Warrants) pro rata to all of the record holders of the Common Stock (the “Pre-Funded Purchase Right”), the holder of the Warrant will be entitled to acquire the aggregate Pre-Funded Purchase Rights that the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the Pre-Funded Warrant. However, to the extent that an exercise of the Purchase Right would exceed the Pre-Funded Beneficial Ownership Limitation (defined below), then to such extent the Purchase right will be held in abeyance until such time, if ever, that complete exercise of the Purchase Right would not exceed the Pre-Funded Warrant Beneficial Ownership Limitation.

Transferability.   Subject to applicable laws and restrictions on transfer, the Pre-Funded Warrant may be transferred at the option of the holder. The Warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability.   The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its Pre-Funded Warrant, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available, nor is any current prospectus thereto available, and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Common Stock after exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”), except that upon at least 61 days' prior notice from the holder to us, the holder may increase the Pre-Funded Beneficial Ownership Limitation up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Right as a Stockholder.   Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder's ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their Pre-Funded Warrants.

Waivers and Amendments.   Subject to certain exceptions, any term of the Warrants issued under the Purchase Agreement may be amended or waived with our written consent and the written consent of the holders representing 66% of Common Stock into which the Warrants are then exercisable, provided that any change to the exercise price, expiration date, or number of shares of Common Stock into which the Pre-Funded Warrant is exercisable requires the consent of the holder of the warrant so amended.

Compensation for Buy-In on Failure to Timely Deliver Securities.   Upon exercise of the Pre-Funded Warrant by the holder, if the Company fails to cause its transfer agent to deliver the securities to holder by the required share delivery date set forth in the Pre-Funded Warrant, and as result the holder or the holder’s broker must purchase shares of Common Stock in satisfaction of a sale by the holder of Common Stock that the holder anticipated receiving upon an exercise of the Pre-Funded Warrant (a “Pre-Funded Buy-In”), then, generally, the holder may require the Company to (1) pay to the holder the difference, if any, between the price at which the holder or its broker purchased Common Stock to cover the Pre-Funded Buy-In and the price at which the same number of shares could have been purchased under the Pre-Funded Warrant and (2) at the option of the holder, either reinstate the portion of the Pre-Funded Warrant that the holder exercised and the Company failed to honor or issue the number of shares requested in such exercise.

Exchange Listing. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Warrants

Duration and Exercise Price. The Warrants have an exercise price of $        per share and are exercisable immediately after the date of issuance. The Warrants will expire five years from the date of issuance.

Adjustment.   For so long as the Warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment as follows: (a) upon payment of a stock dividend or other distribution on a class or series of shares Common Stock, not including shares issued under the Warrants; (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock; (c) upon the issuance of any shares of capital stock by reclassification of shares of the Common Stock.

Rights upon Distribution of Assets.   In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the Warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the Warrant.

Fundamental Transaction.   In the event of a Fundamental Transaction, as described in the Warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets; our consolidation or merger with or into another person; a recapitalization, reorganization or reclassification in which our Common Stock is converted into other securities, cash or property; or any acquisition of our outstanding Common Stock that results in any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Common Stock, then the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction, the Warrant holder may at its option require the Company or any Successor Entity (as defined in the Warrant) to purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right.   Any time that the Company grants, issues, or sells any Common Stock Equivalents (as defined in the Warrants) pro rata to all of the record holders of the Common Stock (the "Purchase Right"), the holder of the Warrant will be entitled to acquire the aggregate Purchase Rights that the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the Warrant. However, to the extent that an exercise of the Purchase Right would exceed the Beneficial Ownership Limitation (defined below), then to such extent the Purchase right will be held in abeyance until such time, if ever, that complete exercise of the Purchase Right would not exceed the Warrant Beneficial Ownership Limitation.

Transferability.   Subject to applicable laws and restrictions on transfer, the Warrant may be transferred at the option of the holder. The Warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability.   The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its Warrant, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available, nor is any current prospectus thereto available, and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the Warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Common Stock after exercise (the “Warrant Beneficial Ownership Limitation”), except that upon at least 61 days' prior notice from the holder to us, the holder may increase the Warrant Beneficial Ownership Limitation up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Right as a Stockholder.   Except as otherwise provided in the Warrants or by virtue of such holder's ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their Warrants.

Waivers and Amendments.   Subject to certain exceptions, any term of the Warrants issued under the Purchase Agreement may be amended or waived with our written consent and the written consent of the holders representing 66% of Common Stock into which the Warrants are then exercisable, provided that any change to the exercise price, expiration date, or number of shares of Common Stock into which the Warrant is exercisable requires the consent of the holder of the warrant so amended.

Compensation for Buy-In on Failure to Timely Deliver Securities.   Upon exercise of the Warrant by the holder, if the Company fails to cause its transfer agent to deliver the securities to holder by the required share delivery date set forth in the Warrant, and as result the holder or the holder’s broker must purchase shares of Common Stock in satisfaction of a sale by the holder of Common Stock that the holder anticipated receiving upon an exercise of the Warrant (a “Buy-In”), then, generally, the holder may require the Company to (1) pay to the holder the difference, if any, between the price at which the holder or its broker purchased Common Stock to cover the Buy-In and the price at which the same number of shares could have been purchased under the Warrant and (2) at the option of the holder, either reinstate the portion of the Warrant that the holder exercised and the Company failed to honor or issue the number of shares requested in such exercise.

Exchange Listing. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

DESCRIPTION OF CAPITAL STOCK

General

The descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect.

Our amended and restated certificate of incorporation provides for Common Stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 110,000,000 shares, all with a par value of $0.001 per share, of which 100,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as preferred stock.

As of April 15, 2020, our Common Stock was held by approximately 618 stockholders of record. As of April 15, 2020, we had 49,289 shares of our Common Stock reserved for issuance under our 2018 Plan.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. As discussed in “Risk Factors” above, certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change of control involving us that our stockholders may consider favorable. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon the closing of this offering will be, fully paid and non-assessable.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors or certain amendments of our amended and restated certificate of incorporation, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of a majority of the outstanding shares of Common Stock is present in person or by proxy. The election of directors by our stockholders is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of a majority of the outstanding shares of Common Stock, is present in person or by proxy. Certain amendments to our amended and restated certificate of incorporation require the approval of holders of at least sixty-six and two-third percent (66 2/3%) of the voting power of all then-outstanding shares of our Common Stock entitled to vote generally in the election of directors, voting together as a single class.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any shares of preferred stock.

Options to Purchase Common Stock

As of April 15, 2020, options to purchase 136,239 shares of our Common Stock issued pursuant to our 2018 Plan at a weighted-average exercise price of $27.90 per share were outstanding. As of April 15, 2020, we had 3,877 shares of Common Stock issuable upon the vesting of RSUs outstanding.

Outstanding Warrants

As of April 15, 2020, we had 812,963 shares of Common Stock issuable upon exercise of outstanding Common Stock warrants, at a weighted-average exercise price of $13.46 per share. After the closing of this offering, assuming the sale of Class A Units and no sale of Class B Units in this offering, shares of Common Stock will be issuable upon exercise of the placement agent warrants and shares of Common Stock will be issuable upon the exercise of the Warrants.

Common Stock Warrants Issued in January and March 2020 Private Placements (the “2020 Warrants”)

In January and March 2020, in separate private placements concurrent with registered direct offerings (collectively, the “2020 Registered Direct Offerings”) of shares of the Company’s Common Stock, the Company also issued warrants to purchase an aggregate of up to 353,872 shares of Common Stock to certain institutional and accredited investors that participated in the 2020 Registered Direct Offerings. The warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Terms used but not otherwise defined herein will have the meanings given them in the warrants, attached as Exhibit 4.1 to our Form 8-K filed on January 28, 2020, and our Form 8-K filed on March 6, 2020.

Duration and Exercise Price. The warrants issued in January 2020 to purchase 177,500 shares of Common Stock have an exercise price of $9.00 per share, are exercisable after July 28, 2020 and will expire July 28, 2025. The warrants issued in March 2020 to purchase 176,372 shares of Common Stock have an exercise price of $2.88 per share, are immediately exercisable and will expire September 8, 2025.

Adjustment. For so long as the 2020 Warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the warrants are subject to adjustment as follows: (a) upon payment of a stock dividend or other distribution on a class or series of shares Common Stock, not including shares issued under this warrant; (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock; or (c) upon the issuance of any shares of capital stock by reclassification of shares of the Common Stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, each 2020 Warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the 2020 Warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the 2020 Warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets; our consolidation or merger with or into another person or reorganization; a recapitalization, reorganization or reclassification in which our Common Stock is converted into other securities, cash or property; or any acquisition of our outstanding Common Stock that results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, then the holders of the 2020 Warrants will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the 2020 Warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the 2020 Warrant holder may at its option require the Company or any Successor Entity to purchase such warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the 2020 Warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “2020 Purchase Right”), each holder of 2020 Warrants will be entitled to acquire the aggregate amount of securities that the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the applicable 2020 Warrant. However, to the extent that an exercise of a 2020 Purchase Right would exceed the Beneficial Ownership Limitation (defined below), then to such extent the 2020 Purchase Right will be held in abeyance until such time, if ever, that complete exercise of the 2020 Purchase Right would not exceed the Beneficial Ownership Limitation.

Transferability. Subject to applicable laws and restrictions on transfer, the 2020 Warrants may be transferred at the option of the holder. The 2020 Warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. After the Initial Exercisability Date, the 2020 Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises the 2020 Warrant (but not sooner than six months following the date of such warrant), a registration statement registering the issuance of the shares of Common Stock underlying the 2020 Warrants under the Securities Act is not then effective or available, nor is any current prospectus thereto available, and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of Common Stock determined according to a formula set forth in the 2020 Warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the 2020 Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2020 Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a 2020 Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the 2020 Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the 2020 Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise such warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the 2020 Warrants may be amended or waived with our written consent and the written consent of the holders representing 66% of Common Stock into which the 2020 Warrants issued in January 2020, or issued in March 2020, as applicable, are then exercisable, provided that any change to the Exercise Price, Expiration Date, or number of shares of Common Stock into which such warrant is exercisable requires the consent of the holder of the warrant so amended.

Compensation for Buy-In on Failure to Timely Deliver Securities. Upon exercise of the 2020 Warrants by the holder, if the Company fails to cause its transfer agent to deliver the securities to holder by the required share delivery date set forth in the 2020 Warrant, and as result the holder or the holder’s broker must purchase shares of Common Stock in satisfaction of a sale by the holder of Common Stock that the holder anticipated receiving upon an exercise of the 2020 Warrant (a “2020 Buy-In”), then, generally, the holder may require the Company to (1) pay to the holder the difference, if any, between the price at which the holder or its broker purchased Common Stock to cover the 2020 Buy-In and the price at which the same number of shares could have been purchased under the 2020 Warrant and (2) at the option of the holder, either reinstate the portion of the 2020 Warrant that the holder exercised and the Company failed to honor or issue the number of shares requested in such exercise.

Common Stock Warrants Issued to Placement Agent in 2020 Registered Direct Offerings and Private Placement

In connection with the 2020 Registered Direct Offerings, the Company issued to H.C. Wainwright & Co., LLC, as placement agent, a warrant to purchase 13,228 shares of Common Stock and a warrant to purchase 13,313 shares of Common Stock. The warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.2 to our Form 8-K filed on January 28, 2020 and our Form 8-K filed on March 6, 2020. These warrants have substantially similar terms as the 2020 Warrants described above, except that the placement agent warrant issued in January 2020 has an exercise price of $10.00 per share, and the placement agent warrant issued in March 2020 has an exercise price of $3.7563 per share.

Common Stock Warrants Issued in July 2019 Equity Offering

On July 16, 2019, in connection with a secondary public offering of shares of the Company’s Common Stock, the Company issued to H.C. Wainwright & Co., LLC, as placement agent, a warrant to purchase 8,334 shares of Common Stock. The warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.1 to our Form 8-K filed on July 17, 2019. This warrant has substantially similar terms as the 2020 Warrants described above, except that this warrant has an exercise price of $33.75 per share and will expire July 11, 2024.

Common Stock Warrants Issued in August 2018 Rights Offering

On August 13, 2018, in connection with a rights offering of 267,853 shares of its Common Stock (the “2018 Rights Offering”), the Company issued to investors warrants to purchase 267,853 shares of its Common Stock. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.1 to our Form 10-Q filed on August 14, 2018. This warrant has substantially similar terms as the 2020 Warrants described above, except that this warrant has an exercise price of $23.00 per share and will expire August 13, 2023. In addition, this warrant has the following terms:

Right of Redemption. Subject to certain limitations in the warrant, the Company may redeem for consideration equal to $0.01 all of the outstanding warrants for which a Notice of Exercise has not been delivered if, six months after the warrants become exercisable, (1) the VWAP for each of five consecutive trading days is $57.50 and (2) the holders of the warrants have no material, non-public information from the Company. The Company must provide at least thirty days’ notice of the date of such redemption. Following such notice and prior to the date of redemption, the warrants may be exercised for cash in accordance with the terms therein.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders.

Common Stock Warrants Issued to Dealer-Manager in August 2018 Rights Offering

In connection with the closing of the 2018 Rights Offering, the Company also issued a warrant to purchase 13,393 shares of Common Stock to Maxim Partners LLC, an affiliate of the dealer-manager of the 2018 Rights Offering. The warrant was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.2 to our Form 10-Q filed on August 14, 2018. This warrant has substantially similar terms as the warrants described in the August 2018 Rights Offering described above, except that this warrant has an exercise price of $34.50 per share, will expire July 25, 2023, and does not have a redemption feature.

Common Stock Warrants Issued in June 2018 Private Placement

On June 20, 2018, the Company issued warrants to purchase a total of 56,696 shares of Common Stock to an investor in a private placement. The warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.1 to our Form 8-K filed on June 20, 2018.

Duration and Exercise Price. The warrants have an exercise price of $36.40 per share and are exercisable after December 20, 2018. The warrants will expire in December 2023.

Adjustment. For so long as the warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “June 2018 Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate June 2018 Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. After the Initial Exercisability Date, the warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, then, generally, the holder may require the Company to pay to the holder an amount in cash to make the investor whole in connection with the Company’s failure to timely deliver securities.

Common Stock Warrants Issued to Participants in November 2017 Offering

On November 21, 2017, in its public offering of Common Stock, the Company issued warrants to purchase a total of 232,875 shares of Common Stock to investors. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.2 to our Form 8-K filed on November 17, 2017.

Duration and Exercise Price. The warrants have an exercise price of $30.00 per share, are exercisable immediately and will expire in November 2022, on the fifth anniversary of the original issuance date.

Adjustment. For so long as the warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock, (c) upon the issuance or announcement of contemplated issuance (“Dilutive Issuance”) of shares of Common Stock, options or convertible securities for consideration per share less than the price equal to the exercise price of the warrants, except for certain Excluded Securities issued in connection with an Approved Equity Plan, (d) at the option of the warrant holder upon the Company’s entering into an agreement to issue securities that are issuable at a price which varies or may vary with the market price of the Company’s Common Stock (the “Variable Price”), and (e) in certain cases upon granting of stock appreciation rights, phantom stock rights or other rights with equity features, except for those granted pursuant to an Approved Equity Plan. For the adjustments summarized in (c) above, the exercise price of the warrants outstanding generally will adjust upon the record date of such issuance to the New Issuance Price (as defined in the warrant, and which will be based on the net price at which new securities in the Dilutive Issuance are issued or subsequently adjusted, and in some cases, the lower of such price or the weighted average trading price of the Common Stock for the four trading days immediately following public announcement of the Dilutive Issuance). For the adjustments summarized in (d) above, the holder may, at its option, elect to adjust the exercise price of the warrants to the Variable Price of securities sold by the Company pursuant to the agreement. Any adjustment made upon announcement or pursuant to a Dilutive Issuance will not be readjusted in the event that such Dilutive Issuance does not occur. This offering may be a Dilutive Issuance.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “November 2017 Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate November 2017 Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Limitation on Variable Rate Transactions. The Company may not effect or enter into any agreement to sell securities in a Variable Rate Transaction.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, or if the Company did not provide the required notice to holder that a registration statement covering the issuance of the warrant shares subject to the exercise notice is not available and the Company is unable to deliver the securities without any restrictive legend (each, an Exercise Failure), then, generally, the holder may rescind the exercise in whole or in part or may require the Company to pay to the holder an amount in cash to make the investor whole in connection with the Company’s failure to timely deliver securities.

Common Stock Warrant Issued to Underwriter of November 2017 Offering

In November 2017, the Company issued to Roth Capital Partners, LLC, as underwriter, a warrant to purchase 27,000 shares of Common Stock, which shares include a warrant (in the form of warrant issued to the public) to purchase an additional 20,250 shares of Common Stock in connection with our November 2017 offering. The warrant was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Terms used but not otherwise defined herein will have the meaning given them in the warrant.

Duration and Exercise Price. The warrants have an exercise price of $30.00 per share, are exercisable immediately and will expire in November 2022, on the fifth anniversary of the original issuance date. The terms of the warrant are limited by FINRA Rule 5110(f)(2)(G), which provide, among others, that the warrant may not be exercised more than five years from the date that the registration statement registering the warrant was declared effective by the SEC.

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon a stock dividend, stock split, reorganization, subdivision or combination of shares of Common Stock.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction.

Purchase Right.   Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “November Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate November Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder after the expiration of the Lock-Up Period, which is 180 days after the registration statement registering the warrant became effective. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

Other Warrants

Prior to our initial public offering and in connection with entering into a license agreement, we issued warrants to purchase 750 shares of Common Stock to the University of Arizona. Terms used but not otherwise defined herein will have the meaning given them in the warrant.

Duration and Exercise Price. The warrants expire in June 2020 and have an exercise price of $150.00 per share.

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment upon a stock dividend, stock split, reorganization, subdivision, combination, reclassification or reorganization of shares of Common Stock.

Terminating Change. In the event of a Terminating Change, defined to include any consolidation, merger, sale of all or substantially all of the assets of the Company, or capital reorganization or certain reclassifications of the Company’s stock, the Company will pay to the holder the fair market value of the warrant shares immediately prior to the Terminating Change.

Notice. The warrant holder is entitled to notice of certain transactions, including when: (i) the Company takes a record of holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or other securities, (ii) the Company offers to sell certain Company securities, (iii) the Company’s Common Stock is reorganized or reclassified, (iv) any consolidation or merger of the Company or any conveyance of all or substantially all of the assets of the Company, (v) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. At the election of the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

IPO Underwriter Warrant

In connection with our initial public offering in December 2016, we issued warrants to purchase 9,375 shares of our Common Stock to Roth Capital Partners LLC.

Duration and Exercise Price. The warrants have an exercise price of $192.00 per share. The warrant was fully vested and exercisable on the date of grant and will expire in December 2021, on the fifth anniversary of the original issuance date.

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon a stock dividend, stock split, reorganization, subdivision or combination of shares of Common Stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. The Company may not enter into a Fundamental Transaction unless the successor entity assumes all obligations of the Company under the warrant pursuant to an agreement in form and substance reasonably satisfactory to the holder.

Purchase Right.   Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “December 2016 Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate December 2016 Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

For additional information about outstanding warrants, please read “Item 1. Financial Statements — Notes to Condensed Financial Statements — Note 11. Common Stock Warrants and Common Stock Warrant Liability” in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018, as amended by Form 10-Q/A filed with the SEC on May 22, 2018.

Registration Rights

The Common Stock warrants issued under our 2018 Rights Offering provide for a registration right. During any period that the holders of these warrants wish to exercise their warrants and (1) we do not have an effective registration statement or current prospectus relating thereto (2) and an exemption to registration is not available in the opinion of the holder’s counsel, then we must immediately file a registration statement and use our best efforts to have it declared effective within 30 days.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our amended and restated certificate of incorporation.

Our board of directors is divided into three classes with staggered three-year terms. These provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;

●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action or proceeding asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

However, this exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder, or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, this provision may apply to Securities Act claims and federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this provision and that our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Listing of our Common Stock

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, Oregon 97214.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated January 22, 2020, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, which purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about                     , 2020.

Fees and Expenses

The following table show the per Class A Unit and per Class B Unit and total placement agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Class A Unit	Per Class B Unit
Placement Agent Fees
Total

We have agreed to pay the placement agent a total cash fee equal to 7.5% of the gross proceeds of this offering and a management fee equal to 1.0% of the gross proceeds raised in this offering. We will also pay the placement agent a non-accountable expense allowance of $15,000 and up to $12,900 for the clearing expenses of the placement agent and reimburse the placement agent’s legal fees and expenses in an amount up to $100,000 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $137,000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent warrants to purchase                 shares of Common Stock (equal to 7.5% of the aggregate number of shares of Common Stock (i) included within the Class A Units and (ii) issuable upon the exercise of the Pre-Funded Warrants included within the Class B Units that are, in each case, placed in this offering to investors) at an exercise price of $                 per share (equal to 125% of the per unit public offering price for the Class A Units), exercisable for five years from the date of the effectiveness of this offering. The placement agent warrants are registered on the registration statement of which this prospectus is a part. The placement agent warrants will have substantially the same terms as the warrants being sold to the investors in this offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares of Common Stock issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Right of First Refusal

We have also agreed to give the placement agent, subject to the completion of this offering, certain rights of first refusal for a period of twelve months with respect to certain transactions, including any further capital raising transactions undertaken by us.

Tail Financing Payments

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the placement agent.

Lock-Up Agreements

We and each of our officers and directors have agreed not to offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any Common Stock or any securities convertible into, exercisable for, or exchangeable for Common Stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock for a period of 90 days after the date of the securities purchase agreement. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Common Stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the securities we are offering and the exercise price and other terms of the warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include, among other things, the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our Common Stock is currently traded on The Nasdaq Capital Market under the symbol “SNES.”

Insider Participation

One or more of our directors and executive officers have indicated interest in participating in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Specifically, on March 6, 2020, we consummated the March 2020 Registered Direct Offering of an aggregate of 176,372 shares of our Common Stock at a purchase price of $3.005 per share for aggregate gross proceeds of approximately $0.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In a concurrent private placement, we also agreed to issue and sell warrants exercisable for an aggregate of up to 176,372 shares of Common Stock which represents 100% of the shares of Common Stock sold in the March 2020 Registered Direct Offering, with an exercise price of $2.88 per warrant share. In connection with the March 2020 Registered Direct Offering, we paid H.C. Wainwright & Co., LLC, as placement agent, a cash fee of $39,750, a management fee of $5,300, $10,000 for non-accountable expenses and clearing expenses of $12,900. In addition, we issued H.C. Wainwright & Co., LLC or its designees, a warrant to purchase 13,228 shares of Common Stock at an exercise price of $3.7563 per share.

On January 28, 2020, we consummated the January 2020 Registered Direct Offering of an aggregate of 177,500 shares of our Common Stock at a purchase price of $8.00 per share for aggregate gross proceeds of approximately $1.42 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In a concurrent private placement, we also agreed to issue and sell warrants exercisable for an aggregate of up to 177,500 shares of Common Stock which represents 100% of the shares of Common Stock sold in the January 2020 Registered Direct Offering, with an exercise price of $9.00 per warrant share. In connection with the January 2020 Registered Direct Offering, we paid H.C. Wainwright & Co., LLC, as placement agent, a cash fee of $106,500, a management fee of $14,200, $40,000 for non-accountable expenses and clearing expenses of $12,900. In addition, we issued H.C. Wainwright & Co., LLC or its designees, a warrant to purchase 13,313 shares of Common Stock at an exercise price of $10.00 per share.

On July 16, 2019, we consummated a public offering of 151,852 shares of Common Stock at a price to the public of $27.00 per share for gross proceeds of approximately $4.1 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In connection with the offering, we paid H.C. Wainwright & Co., LLC, as placement agent, a cash fee of $307,500, a management fee of $41,000, $40,000 for non-accountable expenses, clearing expenses of $10,000 and $100,000 for other expenses. In addition, we issued H.C. Wainwright & Co., LLC or its designees, a warrant to purchase 8,334 shares of Common Stock at an exercise price of $33.75 per share.

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Sheppard, Mullin, Richter & Hampton LLP, New York, New York is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of the Company as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 17, 2020; and

●	Our Current Reports on Form 8-K filed with the SEC on January 28, 2020, February 4, 2020, February 20, 2020, March 6, 2020 and March 16, 2020.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

23460 N 19th Ave., Suite 110

Phoenix, AZ 85027

Attn: Secretary

(928) 779-4143

We also maintain a website at www.SenesTech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

SenesTech, Inc.

Up to 2,253,521 Class A Units consisting of Common Stock and Warrants or

Up to 2,253,521 Class B Units consisting of Pre-funded Warrants and Warrants

(or some combination of Class A Units and Class B Units)

Up to 2,253,521 shares of Common Stock Underlying the Pre-funded Warrants and

Up 2,253,521 shares of Common Stock Underlying the Warrants

PROSPECTUS

H.C. Wainwright & Co.

                            , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The following table sets forth the anticipated costs and expenses payable by SenesTech, Inc. (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and FINRA filing fee.

SEC registration fee	$2,175
FINRA filing fee	3,013
Legal fees and expenses	85,000
Accounting fees and expenses	5,000
Printing and miscellaneous expenses	41,812
Total	$137,000

ITEM 14.	Indemnification of Directors and Officers

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	Breach of director’s duty of loyalty to the corporation or its stockholders.

●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●	Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

●	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

●	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

●	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed under the heading “Legal Proceedings” elsewhere in this prospectus, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with limits of $20.0 million in the aggregate, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	Recent Sales of Unregistered Securities

Except as disclosed elsewhere in this prospectus, since January 1, 2017, there have been no unregistered sales of equity securities under the Securities Act.

ITEM 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
4.1	Form of the Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on October 7, 2016 (File no. 333-213736))
4.2+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2016 (File no. 001-37941))
4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on November 16, 2017 (File no. 333-221433))
4.4	Form of Underwriter’s Warrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 21, 2017 (File no. 001-37941))
4.5	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 20, 2018 (File no. 001-37941))
4.6	Form of Warrant issued to investors in Rights Offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.7	Form of Warrant issued to dealer-manager in Rights Offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.8	Warrant Agency Agreement, dated August 13, 2018, between the Registrant and Transfer Online, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2019 (File no. 001-37941))
4.10	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.12	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.13	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.14+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
4.15†	Form of Warrant Certificate
4.16†	Form of Pre-Funded Warrant Certificate
4.17†	Form of Placement Agent Warrant Certificate
5.1†	Legal Opinion of Perkins Coie LLP
10.1+	SenesTech, Inc. 2008 – 2009 Non-Qualified Stock Option Plan and form of agreement thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333- 213736))
10.2+	SenesTech, Inc. 2015 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.3+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))

Exhibit Number	Description
10.4+	Employment Letter Agreement by and between the Registrant and Loretta P. Mayer, Ph.D. dated June 30, 2016 (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.5+	Separation Agreement between the Registrant and Loretta P. Mayer, Ph.D., dated December 18, 2019 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
10.6+	Employment Letter Agreement by and between the Registrant and Cheryl A. Dyer, Ph.D. dated June 30, 2016 (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.7+	Separation Agreement between the Registrant and Cheryl A. Dyer, Ph.D., dated December 18, 2019 (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
10.8+	Employment Offer Letter by and between the Registrant and Thomas Chesterman dated November 20, 2015 (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.9+†	Employment Letter Agreement by and between the Registrant and Kim Wolin dated January 28, 2020
10.10	Agency Agreement by and between the Registrant, Inmet S.A. and Bioceres, Inc., dated January 21, 2016 (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.11	Services Agreement by and between the Registrant, Inmet S.A. and Bioceres, Inc., dated January 21, 2016 (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.12	Settlement Agreement and Release, dated January 23, 2017 by and between Neogen Corporation and the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 23, 2017 (File No. 001-37941))
10.13+	SenesTech, Inc. 2018 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Annex A to the Registrant’s definitive proxy statement on Schedule 14A with respect to the 2018 annual meeting of stockholders filed with the SEC on April 30, 2018 (File no. 001-37941))
10.14+	Employment Letter Agreement by and between the Registrant and Kenneth Siegel dated May 16, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 20, 2019 (File no. 001-37941))
10.15	Lease by and between the Registrant and Caden Court, LLC, dated as of December 20, 2011 and amendments thereto dated December 6, 2013 and February 27, 2014 (collectively, the “Caden Court Lease”) (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.16†	Lease Addendum #3 to the Caden Court Lease by and between the Registrant and Caden Court, LLC, dated as of December 20, 2019
10.17†	Lease by and between the Registrant and Pinnacle Campus Office-Retail, LLC, dated as of November 18, 2019
10.18	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2019 (File no. 001-37941))
10.19	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
10.20	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
10.21†	Form of Securities Purchase Agreement
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2†	Consent of Perkins Coie LLP (contained in Exhibit 5.1)
24.1†	Power of Attorney

*	Filed herewith.

+	Indicates a management contract or compensatory plan.

†	Previously filed.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) For purposes of determining any liability under the Securities Act of 1933:

(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 16th day of April, 2020.

SENESTECH, INC.

By:	/s/ Kenneth Siegel
Kenneth Siegel
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Kenneth Siegel	Chief Executive Officer	April 16, 2020
	Kenneth Siegel	(Principal Executive Officer)

	*	Executive Vice President, Chief Financial Officer,	April 16, 2020
	Thomas C. Chesterman	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

	*	Chair of the Board	April 16, 2020
Jamie Bechtel

	*	Director	April 16, 2020
Delphine François Chiavarini

	*	Director	April 16, 2020
Marc Dumont

	*	Director	April 16, 2020
Matthew K. Szot

	*	Director	April 16, 2020
Julia Williams, M.D.

* By:	/s/ Kenneth siegel
Kenneth Siegel
Attorney-in-fact